As filed with the Securities and Exchange Commission on February 6, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HALLIBURTON COMPANY
HALLIBURTON OPERATIONS FINANCE COMPANY, LLC
(Exact name of registrant as specified in its charter)

3000 North Sam Houston Parkway East
Delaware	Houston, Texas 77032	75-2677995
Texas	(281) 871-2699	39-2866367
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)
Van H. Beckwith
Executive Vice President, Secretary and Chief Legal Officer
Halliburton Company
3000 North Sam Houston Parkway East
Houston, Texas 77032
(281) 871-2699
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Clinton W. Rancher
Carina L. Antweil
Lakshmi Ramanathan
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
(713) 229-1234
Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration
Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company”
and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Halliburton Company
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
Halliburton Operations Finance Company, LLC
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
PROSPECTUS
Halliburton Company
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units
Halliburton Operations Finance Company, LLC
Debt Securities
Halliburton Company (“Halliburton”) may issue and sell from time to time its common stock, preferred stock, debt securities, depositary shares, warrants, subscription rights, purchase contracts and units, each as described in this prospectus. Halliburton Operations Finance Company, LLC (“Finance Company”) may co-issue and sell from time to time its debt securities, as described in this prospectus. We refer to Halliburton’s common stock, preferred stock, debt securities, depositary shares, warrants, subscription rights, purchase contracts and units and Finance
Company’s debt securities collectively as “securities” in this prospectus. This prospectus contains summaries of the general terms of the securities. At the time of each offering, we will provide the specific terms of the offering and the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Halliburton’s common stock is listed on the New York Stock Exchange and the NYSE
Texas, in each case, under the symbol “HAL.”
Investing in our securities involves certain risks. You should carefully consider the “Risk Factors” section on page 2 herein, in the documents that are incorporated by reference herein and in the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 6, 2026.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a “shelf registration statement” that we have filed with the U.S. Securities and
Exchange Commission (the “SEC”). By using a shelf registration statement, we may offer the securities described in this prospectus in one or more offerings. For further information about the securities and us, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering and the securities being offered. A prospectus supplement and any pricing supplement may include or incorporate by reference a discussion of any risk factors or other special considerations applicable to the securities being offered or to us. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus will be superseded by the information in the prospectus supplement or pricing supplement. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You
Can Find More Information.”
THE COMPANY
We are one of the world’s largest providers of products and services to the energy industry. We help our customers maximize asset value throughout the lifecycle of the reservoir from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production throughout the life of the asset. Our value proposition is to collaborate and engineer solutions to maximize asset value for our customers. We report our results under two segments, the Completion and Production segment and the
Drilling and Evaluation segment.
Halliburton is a Delaware corporation. Finance Company, a Texas limited liability company, is wholly owned by Halliburton. Its purposes include serving as a holding company and finance vehicle for certain subsidiaries of
Halliburton and, in that capacity, it is also a co-obligor of debt securities.
In this prospectus, unless we specifically state otherwise or the context indicates otherwise, we refer to
Halliburton Company as “Halliburton”; Halliburton Operations Finance Company, LLC as “Finance Company”; and
Halliburton, its wholly owned and majority owned subsidiaries, including Finance Company, and its ownership interests in equity affiliates as the “Company,” “we,” “our” or “us.”
The address of our principal executive offices and our telephone number at that location are:
Halliburton Company
3000 North Sam Houston Parkway East
Houston, Texas 77032
(281) 871-2699
Our website is www.halliburton.com. Information contained on or accessible from our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS
Investing in the securities described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q, together with any other SEC filings that are incorporated by reference into this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, as well as the information relating to us identified herein in “Forward-Looking Information,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant.
Our subsequent filings with the SEC may contain amended and updated discussions of significant risks.
WHERE YOU CAN FIND MORE INFORMATION
Halliburton files annual, quarterly and current reports, proxy statements and other information with the SEC.
Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and at our website at www.halliburton.com. Information contained on or accessible from our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities.
The SEC allows us to incorporate by reference the information we have filed with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is deemed to be part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.
We incorporate by reference the documents listed below (and any amendments to these documents) that
Halliburton has previously filed with the SEC and any future filings Halliburton makes with the SEC under Sections
13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished under Items 2.02 or 7.01 and exhibits related to such Items in any Current Report on Form 8-
K), on or after the date of this prospectus and until the termination of the offerings under this prospectus:
•Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 6,
2026 (the “2025 Form 10-K”);
•Definitive Proxy Statement on Schedule 14A filed with the SEC on April 1, 2025 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended
December 31, 2024 filed with the SEC on February 12, 2025);
•Current Reports on Form 8-K filed with the SEC on July 14, 2025, December 2, 2025, December 4, 2025
and January 14, 2026; and
•The description of Halliburton’s common stock set forth in the Registration Statement on Form 8-B filed with the SEC on December 12, 1996, and any amendment or report filed for the purpose of updating such description.

Each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, may obtain copies of the documents we incorporate by reference by contacting us at the address indicated below. We will provide, without charge, upon written or oral request, a copy of any document incorporated by reference into this prospectus and any exhibit specifically incorporated by reference into such documents. Requests for copies of these documents should be directed to:
Halliburton Company
Investor Relations
3000 North Sam Houston Parkway East
Houston, Texas 77032
Telephone: (281) 871-2688
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.
You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING INFORMATION
This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section
21E of the Exchange Act. Forward-looking information is based on projections and estimates, not historical information. You can identify our forward looking statements by the use of words like “may,” “may not,” “believe,”
“do not believe,” “plan,” “estimate,” “intend,” “expect,” “do not expect,” “anticipate,” “do not anticipate,” “should,”
“likely,” and other similar expressions that convey the uncertainty of future events or outcomes.
When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference.
Forward-looking information involves risks and uncertainties and reflects our best judgment based on current information. Our forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. We have based many of these forward-looking statements on expectations and assumptions about future events that may prove to be inaccurate. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. In addition, other known and unknown risks and factors may affect the accuracy of our forward-looking information. Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, and, except as otherwise required by applicable securities laws, we undertake no obligation to publicly update any of our forward-looking statements regardless of whether factors change as a result of new information, future events or for any other reason.

USE OF PROCEEDS
Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from any offering under this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of debt, financing of acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Any specific allocation of the net proceeds from an offering of securities to a specific purpose will be determined at the time of the offering and will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of Halliburton’s common stock, preferred stock, amended and restated certificate of incorporation (“certificate of incorporation”) and by-laws is a summary only and is subject to the complete text of
Halliburton’s certificate of incorporation and by-laws, which have been filed with the SEC as exhibits to the 2025
Form 10-K, which is incorporated by reference into this prospectus. You should read Halliburton’s certificate of incorporation and by-laws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. This section also summarizes relevant provisions of the General
Corporation Law of the State of Delaware (“DGCL”). The terms of the DGCL are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these laws.
Halliburton’s authorized capital stock consists of 2,000,000,000 shares of common stock, par value $2.50 per share, and 5,000,000 shares of preferred stock, without par value. As of February 2, 2026, there were 837,542,673 shares of common stock issued and outstanding. No shares of preferred stock are outstanding.
Common Stock
The holders of Halliburton’s common stock are entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors. There are no cumulative voting rights, meaning that the holders of a majority of the shares voting for the election of directors can elect all of the candidates standing for election.
Halliburton’s common stock carries no preemptive or other subscription rights to purchase shares of
Halliburton’s common stock and is not convertible, redeemable or assessable or entitled to the benefits of any sinking fund. Holders of Halliburton’s common stock will be entitled to receive such dividends as may from time to time be declared by Halliburton’s Board of Directors (the “Board”) out of funds legally available for the payment of dividends. If Halliburton issues preferred stock in the future, payment of dividends to holders of Halliburton’s common stock may be subject to the rights of holders of Halliburton’s preferred stock with respect to payment of preferential dividends, if any.
If Halliburton is liquidated, dissolved or wound up, the holders of Halliburton’s common stock will share pro rata in Halliburton’s assets after satisfaction of all of its liabilities and the prior rights of any outstanding class of preferred stock.
Halliburton’s common stock is listed on the New York Stock Exchange and the NYSE Texas, in each case, under the symbol “HAL.” Any additional common stock that Halliburton will issue will also be listed on the New
York Stock Exchange and the NYSE Texas.
The transfer agent and registrar for Halliburton’s common stock is Computershare Shareowner Services LLC.
Preferred Stock
The Board has the authority, without stockholder approval, to issue shares of preferred stock in one or more series and to fix the number of shares and terms of each series. The Board may determine the designation and other terms of each series, including, among others:
•dividend rights;
•voting powers;
•preemptive rights;
•conversion rights;

•redemption rights, including pursuant to a sinking fund;
•Halliburton’s purchase obligations, including pursuant to a sinking fund; and
•liquidation preferences.
The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of Halliburton’s common stock. It also could affect the likelihood that holders of Halliburton’s common stock will receive dividend payments and payments upon liquidation. Shares of preferred stock may be offered either separately or represented by depositary shares.
Anti-Takeover Provisions
Some provisions of Delaware law and Halliburton’s certificate of incorporation and by-laws summarized below could make certain change of control transactions more difficult, including acquisitions of Halliburton by means of a tender offer, proxy contest or otherwise, as well as removal of Halliburton’s incumbent directors. These provisions may have the effect of preventing changes in Halliburton’s management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for Halliburton’s common stock.
Business Combinations Under Delaware Law
Halliburton is a Delaware corporation and is subject to Section 203 of the DGCL. Generally, Section 203 prevents (i) a person who owns 15% or more of Halliburton’s outstanding voting stock (an “interested stockholder”),
(ii) an affiliate or associate of Halliburton who was also an interested stockholder at any time within three years immediately prior to the date of determination and (iii) the affiliates and associates of any such persons from engaging in any business combination with Halliburton, including mergers or consolidations or acquisitions of additional shares, for three years following the date that the person became an interested stockholder. These restrictions do not apply if:
•before the person became an interested stockholder, the Board approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of Halliburton’s voting stock that was outstanding at the time the transaction commenced, other than statutorily excluded shares; or
•on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by both the Board and the holders of at least two-thirds of Halliburton’s outstanding voting stock that is not owned by the interested stockholder.
Number and Election of Directors
Halliburton’s by-laws provide that the number of directors shall not be less than 8 nor more than 20, with the number of directors to be fixed from time to time by or in the manner provided in the by-laws. Halliburton’s by-laws provide that the number of directors shall be fixed by resolution of the Board or by the stockholders at the annual meeting, and that in the event of a vacancy or newly created directorship, the remaining directors have the sole power to fill any such vacancies.
Limitation of Stockholder Actions
Any Halliburton stockholder wishing to submit a nomination to the Board must follow certain procedures contained in Halliburton’s by-laws. In addition, Halliburton’s by-laws require written application by a holder of at least 10% of the outstanding Halliburton voting stock entitled to vote on the matter to be presented at the meeting or two or more holders owning in the aggregate at least 25% of the outstanding Halliburton voting stock entitled to vote on the matter to be presented at the meeting to call a special meeting of the Halliburton stockholders. Generally, a notice of a stockholder proposal or nomination of a director candidate is timely if it is received not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting.
Halliburton’s by-laws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting to the extent they do not comply with the requirements in these advance notice procedures.
Authorized but Unissued Shares
Halliburton’s certificate of incorporation provides that the authorized but unissued shares of preferred stock are available for future issuance without stockholder approval and does not preclude the future issuance without stockholder approval of the authorized but unissued shares of Halliburton’s common stock. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of Halliburton by means of a proxy contest, tender offer, merger or otherwise.
Amendments to Halliburton’s By-laws
Halliburton’s by-laws may be amended or repealed or new by-laws may be adopted (i) by the affirmative vote of the majority of the Board or (ii) at any annual or special meeting of the stockholders where a quorum is present by the affirmative vote of the majority of the stockholders entitled to vote at such meeting and present or represented at such meeting.
Limitation of Director Liability and Indemnification Arrangements
Halliburton’s by-laws contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the DGCL, which empowers a Delaware corporation to indemnify any person who was or is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses
(including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
As permitted by the DGCL, Halliburton’s certificate of incorporation contains a provision eliminating the personal liability of Halliburton’s directors and officers to Halliburton or Halliburton’s stockholders for monetary damages for breach of fiduciary duty as a director or officer, subject to certain exceptions. Halliburton’s limitation of liability and indemnification provisions may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors or officers, even though such an action, if successful, might otherwise benefit
Halliburton and stockholders of Halliburton.

DESCRIPTION OF THE DEBT SECURITIES
We plan to issue the debt securities under an indenture dated as of October 17, 2003 between Halliburton and
The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (the
“trustee”), as amended and supplemented by the tenth supplemental indenture thereto dated as of July 1, 2025 among Halliburton, Finance Company and the trustee (as amended and supplemented, the “indenture”). The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust
Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The debt securities to be issued will be our general unsecured obligations and will rank equally with all of our unsecured and unsubordinated debt.
We have summarized the provisions of the indenture below. You should read the indenture for more details regarding the provisions described below and for other provisions that may be important to you. We have filed the indenture with the SEC as an exhibit to the registration statement, and we will include any other instrument establishing the terms of any debt securities being offered as an exhibit to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”
The definitions of capitalized terms used in this section without definition are set forth below under “—
Definitions.” In this description, the word “Halliburton,” “we,” “our” or “us” means only Halliburton Company, and, if Finance Company is a co-obligor or co-issuer as to any series of debt securities, then also Finance Company, and not any of Halliburton Company’s other subsidiaries or other affiliates.
General
The indenture does not contain any financial covenants. In addition, we are not restricted under the indenture from paying dividends, making investments or issuing or repurchasing our securities. The indenture will not restrict our ability to incur additional indebtedness in the future, other than certain secured indebtedness as described below.
Other than the restrictions contained in the indenture on liens and sale/leaseback transactions described below under “— Covenants,” the indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indenture also does not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.
We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.
We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these types of debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations relating to that series of debt securities.
Terms
The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•the title of the debt securities;
•whether Finance Company is a co-obligor or co-issuer of the debt securities;

•the price at which we will issue the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;
•the date or dates on which the principal of and any premium on the debt securities will be payable;
•any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments and the manner in which such payments will be made;
•whether and under what circumstances any additional amounts with respect to the debt securities will be payable;
•the place or places where payments on the debt securities will be payable;
•any provisions for optional redemption or early repayment;
•any sinking fund or other provisions that would require the redemption, purchase or repayment of debt securities;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000;
•whether payments on the debt securities will be payable in foreign currency or currency units or another form, whether payments will be payable by reference to any index or formula and whether we or the holders of such series of debt securities may elect to receive payments in other currencies;
•the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;
•any additional means of satisfaction and discharge of the debt securities, any additional conditions or limitations to discharge with respect to the debt securities or any changes to those conditions or limitations;
•any changes or additions to the events of default or covenants contained in the indenture and as described in this prospectus;
•any restrictions or other provisions relating to the transfer or exchange of debt securities;
•any terms for the conversion or exchange of the debt securities for other securities of Halliburton or any other entity and whether such conversion or exchange will be at the election of the holder or Halliburton or will occur upon the occurrence of any event; and
•any other terms of the debt securities not inconsistent with the indenture.
We may sell the debt securities at a discount, which may be substantial, below their stated principal amount.
The debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these types of debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.
If we sell any debt securities for any foreign currency or currency unit or if payments on any debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Covenants
Under the indenture, there are no covenants restricting our ability to incur additional indebtedness (other than certain secured indebtedness as described below), pay dividends, make investments, issue or repurchase our securities, maintain any asset or other ratios or create or maintain any reserves. However, the indenture does contain other covenants for holders’ protection, including those described below.
We are required to deliver to the trustee, within 120 days after the end of each fiscal year, a statement signed by an officer complying with the applicable provisions of the Trust Indenture Act and stating that we have complied with every covenant contained in the indenture and are not in default in the performance or observance of any terms of the indenture.
The covenants summarized below will apply to the debt securities (unless waived or amended) as long as the debt securities are outstanding.
Restrictions on Secured Debt
Except as provided below, we will not, and will not cause, suffer or permit any of our Restricted Subsidiaries to, create, incur or assume any Secured Debt without equally and ratably securing the debt securities. In that circumstance, we must also equally and ratably secure any of our other indebtedness or any indebtedness of such
Restricted Subsidiary then similarly entitled for so long as such other indebtedness is secured. However, the foregoing restrictions will not apply to:
•specified purchase money mortgages;
•specified mortgages to finance construction on unimproved property;
•mortgages existing on property at the time of its acquisition by us or a Restricted Subsidiary;
•mortgages existing on the property or on the outstanding shares or indebtedness of a corporation at the time it becomes a Restricted Subsidiary;
•mortgages on property of a corporation existing at the time the corporation is merged or consolidated with us or a Restricted Subsidiary;
•mortgages in favor of governmental bodies to secure payments pursuant to any contract or statute or to secure indebtedness for the purpose of financing the purchase or construction of the property subject to the mortgages; or
•extensions, renewals or replacement of the foregoing; provided that their extension, renewal or replacement must secure the same property and additions thereto and does not create Secured Debt in excess of the principal amount then outstanding securing such property.
We and any Restricted Subsidiaries may create, incur or assume Secured Debt not otherwise permitted or excepted without equally and ratably securing the debt securities if the sum of:
•the amount of the Secured Debt together with all other Secured Debt of us and the Restricted Subsidiaries
(not including Secured Debt permitted under the foregoing exceptions), plus
•the aggregate value of Sale and Leaseback Transactions in existence at the time (not including Sale and
Leaseback Transactions the proceeds of which have been or will be applied to the retirement of funded indebtedness of us and our Restricted Subsidiaries as described below under “— Limitations on Sale and
Leaseback Transactions”),
does not at the time exceed 5% of Consolidated Net Tangible Assets.

Limitations on Sale and Leaseback Transactions
The indenture prohibits Sale and Leaseback Transactions unless:
•Halliburton or the Restricted Subsidiary owning the Principal Property would be entitled to incur Secured
Debt equal to the amount realizable upon the sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the debt securities; or
•Halliburton or a Restricted Subsidiary apply an amount equal to the value of the property so leased to the retirement (other than mandatory retirement), within 120 days of the effective date of any such arrangement, of indebtedness for money borrowed by Halliburton or any Restricted Subsidiary (other than such indebtedness owned by Halliburton or any Restricted Subsidiary) which was recorded as funded debt as of the date of its creation and which, in the case of such indebtedness of Halliburton, is not subordinate and junior in right of payment to the prior payment of the debt securities.
Provided, however, that the amount to be so applied to the retirement of such indebtedness shall be reduced by:
•the aggregate principal amount of any debt securities delivered within 120 days of the effective date of any such arrangement to the trustee for retirement and cancellation; and
•the aggregate principal amount of such indebtedness (other than the debt securities) retired by Halliburton or a Restricted Subsidiary within 120 days of the effective date of such arrangement.
Unless a Principal Property is designated as such by our Board, the limitation on Sale and Leaseback
Transactions will not limit or prohibit any Sale and Leaseback Transactions by Halliburton or a Restricted
Subsidiary.
Restrictions on Consolidation, Merger, Sale or Conveyance
Halliburton will not, in any transaction or series of transactions, consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its assets to, any person, unless:
(1)either (a) Halliburton shall be the continuing person or (b) the person (if other than Halliburton) formed by such consolidation or into which Halliburton is merged, or to which such sale, lease, conveyance, transfer or other disposition shall be made is organized and validly existing under the laws of the United States, any political subdivision thereof or any State of the United States or the District of Columbia and the successor company (if not Halliburton) will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, premium (if any) and interest on the debt securities and the performance of all the obligations of Halliburton under the debt securities and the indenture;
(2)immediately after giving effect to such transaction or series of transactions, no default or event of default
(as described below) shall have occurred and be continuing or would result from the transaction; and
(3)Halliburton delivers to the trustee the certificates and opinions required by the indenture.
For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more subsidiaries of Halliburton, which properties and assets, if held by Halliburton instead of such subsidiaries, would constitute all or substantially all of the properties and assets of Halliburton on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Halliburton.
The successor company will succeed to, and be substituted for, and may exercise every right and power of,
Halliburton under the indenture. In the case of a sale, conveyance, transfer or other disposition (other than a lease) of all or substantially all its assets, Halliburton will be released from all of the obligations under the indenture and the debt securities.

If any Principal Property becomes subject to any mortgage, security interest, pledge, lien or encumbrance not permitted under “— Restrictions on Secured Debt” upon any such consolidation with or merger with or into, or upon any such sale, conveyance, or lease or upon the acquisition by us of the properties of another corporation, the principal and interest payments on the debt securities will be secured by a direct lien on such Principal Property.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
Events of Default
The following are events of default under the indenture:
•failure to pay any interest or additional interest amounts, if any, when due, that continues for 30 days;
•failure to pay principal or premium, if any, when due;
•failure to deposit sinking fund payments, if any, when due, that continues for 30 days;
•breach or failure to perform any other covenant or agreement in the indenture applicable to the debt securities of any series (other than any agreement or covenant that has been included in the indenture and any other supplement thereto solely for the benefit of other series of debt securities issued under the indenture and any other supplement thereto), which continues for 60 days after written notice of such failure by the trustee or the holders of at least 25% in aggregate principal amount of all affected debt securities then outstanding;
•failure to make any payment at maturity on any indebtedness, upon redemption or otherwise, in the aggregate principal amount of $125 million or more, after the expiration of any applicable grace period, and such amount has not been paid or discharged within 30 days after notice is given in accordance with the terms of such indebtedness;
•the acceleration of any indebtedness in the aggregate principal amount of $125 million or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such acceleration is not rescinded within 30 days after notice is given in accordance with the terms of such indebtedness; and
•specific events relating to our bankruptcy, insolvency or reorganization, whether voluntary or not.
A default under one series of debt securities will not necessarily be a default under any other series of debt securities issued under the indenture.
If any event of default occurs for any series of debt securities and continues for the required amount of time, the trustee or the holders of not less than 25% of the principal amount of the then-outstanding debt securities of that series (or, if the event of default is due to the breach or failure to perform certain covenants or agreements in the indenture, 25% in principal amount of all debt securities issued under the indenture and any supplement thereto that are affected, voting as one class) may declare the debt securities of that series due and payable, together with all accrued and unpaid interest, if any, immediately by giving notice in writing to us (and to the trustee, if given by the holders). Notwithstanding the preceding, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization with respect to Halliburton, all outstanding debt securities of that series will become due and payable without further action or notice. The holders of a majority in principal amount of the then outstanding debt securities of that series (or, if the event of default is due to the breach or failure to perform certain covenants or agreements in the indenture, of all securities issued under the indenture and any supplement thereto that are affected, voting as one class), may rescind the declaration under circumstances specified in the indenture.

No holder of a debt security then outstanding may institute any suit, action or proceeding with respect to, or otherwise attempt to enforce, the indenture, unless:
•the holder has given to the trustee written notice of the occurrence and continuance of a default for the debt securities of that series;
•the holders of at least 25% in principal amount of the then-outstanding debt securities of that series have made a written request to the trustee to institute the suit, action or proceeding and have offered to the trustee the reasonable indemnity it may require; and
•the trustee for 60 days after its receipt of the notice, request and offer of indemnity has neglected or refused to institute the requested action, suit or proceeding, and during that 60 day period the holders of a majority in principal amount of the then-outstanding debt securities of that series do not give the trustee a direction inconsistent with the request.
The right of each holder of a debt security to receive payment of the principal of, premium, if any, or interest on a debt security on or after the respective due dates and the right to institute suit for enforcement of any payment obligation may not be impaired or affected without the consent of that holder.
The holders of a majority in aggregate principal amount of the then-outstanding debt securities of a series that are affected, voting as a class (or, in some cases, all the then-outstanding debt securities issued under the indenture and any supplement thereto that are affected, voting as a class), may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee if that direction is not in conflict with applicable law and would not involve the trustee in personal liability.
Satisfaction and Discharge
The indenture provides that the trustee will execute proper instruments acknowledging the satisfaction and discharge of the indenture with respect to debt securities of any series when:
•all outstanding debt securities of such series have been delivered to the trustee for cancellation; or
•all outstanding debt securities of such series not delivered to the trustee for cancellation have (1) become due and payable; (2) will become due and payable at their stated maturity within one year; or (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for giving of notice of redemption by the trustee in our name and at our expense.
In the case of satisfaction and discharge of debt securities not delivered to the trustee for cancellation, we must
(1) deposit funds, government securities or a combination thereof with the trustee sufficient to make payments on the series of debt securities on the dates those payments are due and payable or (2) fulfill such other means of satisfaction and discharge specified in the supplemental indenture to such series of debt securities.
We must also pay all other sums due under the indenture and provide an officers’ certificate and an opinion of counsel as described in the indenture.
Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture.
If, among other things, funds or government securities (or any combination thereof) are deposited with the trustee sufficient to make payments on the debt securities of any series on the dates those payments are due and payable, then, at our option, either of the following will occur:
•we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•we will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the indenture, and the related events of default will no longer apply
(“covenant defeasance”).
If the debt securities of any series are defeased, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities of that series will also survive. Defeasance will not release us from certain of our obligations to the trustee.
We will be required to deliver to the trustee an opinion of counsel or a tax ruling that the deposit and related defeasance would not cause the holders of the debt securities of any affected series to recognize income, gain or loss for U.S. federal income tax purposes and that holders will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect. We will also be required to provide the trustee additional documents as described in the indenture.
Modifications
We and the trustee may amend or supplement the indenture if holders of a majority in principal amount of all then outstanding series of debt securities issued under the indenture and any supplement thereto that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of each holder of a debt security, however, no modification may:
•reduce the percentage stated above of the holders who must consent to an amendment or supplement to, or waiver of, the indenture;
•reduce the rate or change the time of payment of interest, including default interest, on any debt security;
•change the stated maturity of the principal of any debt security;
•reduce the amount of the principal of, premium, if any, or mandatory sinking fund payment, if any, on any debt security;
•reduce any premium payable on the redemption of any debt security or change the time at which any debt security may be redeemed;
•change any obligation to pay additional amounts;
•change the coin or currency in which principal, premium, if any, interest and additional amounts are payable to the holder;
•impair or affect the right to institute suit for the enforcement of any payment of principal of, premium, if any, or interest on or additional amounts with respect to any debt security;
•make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the indenture; or
•waive a continuing default or event of default in payment of principal, premium, if any, or interest on or any additional amounts with respect to the debt securities.
From time to time, we and the trustee may enter into supplemental indentures without the consent of the holders of any debt security to, among other things:
•cure any ambiguity, omission, defect or any inconsistency in the indenture;

•evidence the assumption by a successor entity of our obligations under the indenture;
•provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for the issuance of bearer securities;
•secure the debt securities or add guarantees of, or additional obligors on, the debt securities;
•comply with any requirement in order to effect or maintain the qualification of the indenture under the
Trust Indenture Act;
•add covenants or new events of default for the protection of the holders of the debt securities;
•amend the indenture in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of outstanding debt securities of any series of debt securities; or
•evidence the acceptance of appointment by a successor trustee.
We will be required to provide the trustee with an opinion of counsel and an officers’ certificate prior to the execution of any amendment or supplement to the indenture.
Governing Law
The indenture is and the debt securities will be governed by, and construed in accordance with, the laws of the
State of New York.
Definitions
“Consolidated Net Tangible Assets” means the aggregate amount of assets included on a consolidated balance sheet of Halliburton and its Restricted Subsidiaries, less:
•applicable reserves and other properly deductible items;
•all current liabilities; and
•all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles;
all in accordance with generally accepted accounting principles consistently applied.
“Principal Property” means any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation or construction equipment or other like depreciable assets of
Halliburton or of any Restricted Subsidiary, whether owned at or acquired after the date of the indenture, other than any pollution control facility, that in the opinion of our Board is of material importance to the total business conducted by us and our Restricted Subsidiaries as a whole.
“Restricted Subsidiary” means:
•any Subsidiary of ours existing at the date of the indenture the principal assets and business of which are located in the United States, except Subsidiaries the principal business of which consists of providing sales and acquisition financing of our and our Subsidiaries’ products or owning, leasing, dealing in or developing real estate or other Subsidiaries so designated;
•and any other Subsidiary we designate as a Restricted Subsidiary;
provided, however, we may not designate any Subsidiary as a Restricted Subsidiary if such designation would cause us to breach any covenant or agreement in the indenture, assuming that any Secured Debt of such Subsidiary was incurred at the time of such designation and that any Sale and Leaseback Transaction to which the Subsidiary is then a party was entered into at the time of such designation.
“Sale and Leaseback Transaction” means the sale or transfer by Halliburton or a Restricted Subsidiary (other than to Halliburton or any one or more of its Restricted Subsidiaries, or both) of any Principal Property owned by it that has been in full operation for more than 120 days prior to the sale or transfer with the intention of taking back a lease on such property, other than a lease not exceeding 36 months, and where the use by Halliburton or the
Restricted Subsidiary of the property will be discontinued on or before the expiration of the term of the lease.
“Secured Debt” means indebtedness (other than indebtedness among Halliburton and Restricted Subsidiaries)
for money borrowed by Halliburton or a Restricted Subsidiary, or any other indebtedness of Halliburton or a
Restricted Subsidiary on which interest is paid or payable, which in any case is secured by:
•a mortgage or other lien on any Principal Property of Halliburton or a Restricted Subsidiary; or
•a pledge, lien or other security interest on any shares of stock or indebtedness of a Restricted Subsidiary.
“Subsidiary” of any person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such person, (2) such person and one or more Subsidiaries of such person or (3) one or more Subsidiaries of such person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Halliburton. As used herein, “Capital Stock” of any person means any and all shares (including ordinary shares or American Depositary Shares), interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) of capital stock or other equity participations of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

DESCRIPTION OF THE DEPOSITARY SHARES
Halliburton may issue shares of preferred stock either separately or represented by depositary shares.
Halliburton may also, at its option, elect to offer fractional shares of preferred stock. If Halliburton exercises this option, it will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.
The shares represented by depositary shares will be deposited under a deposit agreement between Halliburton and a bank or trust company selected by Halliburton and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.
The prospectus supplement relating to any depositary shares being offered will include specific terms relating to the offering, including a discussion of certain United States federal income tax consequences.
We will include the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares being offered as exhibits to a filing we will make with the
SEC in connection with that offering. See “Where You Can Find More Information.”

DESCRIPTION OF THE WARRANTS
Halliburton may issue warrants to purchase common stock, preferred stock, debt securities, depositary shares, purchase contracts or other securities described in this prospectus or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between
Halliburton and a warrant agent that will be named in a prospectus supplement. The warrant agent will act solely as
Halliburton’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. We will include the form of any warrant agreement as an exhibit to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.” The prospectus supplement will include some or all of the following terms:
•the title of the warrants;
•the aggregate number of the warrants offered;
•the designation, number and terms of the common stock, preferred stock, debt securities, depositary shares, purchase contracts or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;
•the exercise price of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time; and
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF THE SUBSCRIPTION RIGHTS
Halliburton may issue subscription rights to purchase common stock, preferred stock, debt securities, depositary shares or other securities described in this prospectus. These subscription rights may be issued independently or together with any other security described in this prospectus and may or may not be transferable by the stockholder purchasing or receiving the subscription rights in such offering. In connection with any offering of subscription rights, Halliburton may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. In connection with a subscription rights offering to its stockholders, Halliburton will distribute certificates evidencing the subscription rights and a prospectus supplement to its stockholders on the record date that
Halliburton sets for receiving subscription rights in such subscription rights offering.
The prospectus supplement relating to any subscription rights being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•the prices, if any, for the subscription rights;
•the exercise price payable for each share of common stock, preferred stock, debt securities, depositary shares or other securities upon the exercise of the subscription rights;
•the number of subscription rights issued to each stockholder;
•the number and terms of the shares of common stock, preferred stock, debt securities, depositary shares or other securities which may be purchased per each subscription right;
•the extent to which the subscription rights are transferable;
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•the date on which the rights to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•if applicable, the material terms of any standby underwriting or purchase arrangement entered into by
Halliburton in connection with the offering of subscription rights.
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of common stock, preferred stock, debt securities, depositary shares or other securities, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, Halliburton will forward, as soon as practicable, the shares of common stock, preferred stock, debt securities or other securities purchasable upon such exercise. Halliburton may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the prospectus supplement.

DESCRIPTION OF THE PURCHASE CONTRACTS
Halliburton may issue purchase contracts representing contracts obligating holders, subject to the terms of such purchase contracts, to purchase from Halliburton, and for Halliburton to sell to the holders thereof, a specified or varying number of Halliburton’s common stock, preferred stock or other securities described in this prospectus at a future date or dates. Alternatively, the purchase contracts may, subject to the terms of such purchase contracts, obligate Halliburton to purchase from holders, and obligate holders to sell to Halliburton, a specified or varying number of shares of common stock, preferred stock or other securities described in this prospectus. The price per unit of Halliburton’s common stock, preferred stock or other securities described in this prospectus, and number of units, may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts.
The prospectus supplement relating to any purchase contracts being offered will include specific terms relating to the offering. The purchase contracts will be issued pursuant to documents to be issued by Halliburton. We will include the documents establishing the terms of any purchase contract being offered as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

DESCRIPTION OF THE UNITS
Halliburton may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, purchase contracts or any combination thereof. Halliburton may evidence each series of units issued by unit certificates that it will issue under a separate agreement. Halliburton may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that Halliburton selects. We will include the documents establishing the terms of any units being offered as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can
Find More Information.”
The prospectus supplement relating to any units being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•if appropriate, a discussion of material United States federal income tax considerations; and
•any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.
Sale Through Underwriters or Dealers
If we use underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.
If we use dealers in the sale of the securities, we will sell such securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Rights Offerings
We may offer rights to our existing stockholders to purchase additional shares of our common stock, preferred stock, debt securities, depositary shares or other securities. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock, preferred stock, debt securities, depositary shares or other securities that may be purchased in connection with each right and the subscription price for the purchase of such shares. In connection with a rights offering, we may enter into a standby arrangement with one or more underwriters or other purchasers to purchase any of our shares of common stock, preferred stock, debt securities, depositary shares or other securities not subscribed for in the rights offering by existing stockholders, which will be described in the applicable prospectus supplement.
Direct Sales and Sales Through Agents
We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.
LEGAL MATTERS
The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Baker Botts L.L.P., Houston, Texas. If the securities are being distributed through underwriters or agents, the underwriters or agents will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.
EXPERTS
The consolidated financial statements of Halliburton Company as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
PART II-1
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth expenses payable by us in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$ *
Printing expenses	**
Legal fees and expenses	**
Accounting fees and expenses	**
Fees and expenses of transfer agent, trustee and counsel	**
Rating agency fees	**
Miscellaneous	**
Total	$ **
__________
*Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act and are not estimable at this time.
**Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
Halliburton Company
The discussion below summarizes the material indemnification provisions of Halliburton’s certificate of incorporation and by-laws and Section 145 of the DGCL.
Section 145 of the DGCL provides that a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents or persons who are or were serving at the request of the corporation as directors, officers, employees or agents of another entity. Indemnification is allowed in connection with threatened, pending, or completed actions, suits, or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in right of the corporation, brought against them by reason of the fact that they were or are directors, officers, employees or agents, for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.
PART II-2
Section 35 of Halliburton’s by-laws provides for mandatory indemnification, to the fullest extent permitted by the DGCL as it existed at the time the indemnification provisions of Halliburton’s by-laws were adopted or as it is thereafter amended, of each person who was or is or is threatened to be made a witness in or a party to any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, because:
•the person is or was an officer or director of Halliburton;
•the person is an employee or agent of Halliburton (and not also a director or officer of Halliburton) and the
Board adopts a resolution specifically stating that such person shall be entitled to some or all of the benefits of Section 35 of Halliburton’s by-laws (an “Other Indemnified Person”); or
•is a director, officer or Other Indemnified Person who is or was serving at the request of Halliburton as a director, officer or administrator of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
Section 35 of Halliburton’s by-laws expressly provides that the right to indemnification as set forth therein is not exclusive of any other right that any person may have or acquire.
Section 145 of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of its directors, officers, employees or agents against liabilities asserted against and incurred by such person in his or her capacity or arising out of his or her status as a director, officer, employee or agent of the corporation. A Delaware corporation has this power whether or not the corporation has the power to indemnify such person against such liability under Section 145 of the DGCL.
Section 35 of Halliburton’s by-laws provides that Halliburton may maintain insurance, at its own expense, to protect itself and any person, including any person who is or was a director, officer, employee or agent of
Halliburton or of another entity, against any expense, liability or loss. This insurance coverage may be maintained regardless of whether Halliburton would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. However, that provision shall not eliminate or limit the liability of:
•a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;
•a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•a director under Section 174 of the DGCL, relating to liability for unlawful acquisitions or redemptions of, or payment of dividends on, capital stock;
•a director or officer for any transaction from which the director or officer derived an improper personal benefit; or
•an officer in any action by or in the right of the corporation.
Article XV of Halliburton’s certificate of incorporation provides that, to the fullest extent permitted by the
DGCL, no director or officer shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, subject to certain exceptions.
The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the DGCL and
Halliburton’s certificate of incorporation and by-laws.
PART II-3
Halliburton Operations Finance Company, LLC
Section 101.402 of the Texas Business Organizations Code provides that a Texas limited liability company may indemnify a person, including a member, manager or officer; pay in advance or reimburse expenses incurred by a person, including a member, manager or officer; and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person, including a member, manager or officer.
Section 12 of Finance Company’s limited liability company agreement provides for the indemnification of the member, managers, officers, authorized persons, employees and agents of Finance Company to the fullest extent permitted by applicable law.
Item 16.Exhibits.*

Exhibit No.	Description
4.1†
Indenture dated as of October 17, 2003 between Halliburton and The Bank of New York Mellon
Trust Company, N.A. (as successor to JPMorgan Chase Bank), as trustee (incorporated by reference to Exhibit 4.1 to Halliburton’s Form 10-Q for the quarter ended September 30, 2003,
File No. 001-03492).

4.2†
Tenth Supplemental Indenture dated as of July 1, 2025 by and among Halliburton Company,
Halliburton Operations Finance Company, LLC and The Bank of New York Mellon Trust
Company, N.A. (as successor to JPMorgan Chase Bank), as trustee under the Indenture dated as of October 17, 2003 (incorporated by reference to Exhibit 4.3 to Halliburton’s Form 10-Q for the quarter ended June 30, 2025, File No. 001-03492).

5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of KPMG LLP.
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages of this registration statement).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee, on Form T-1 for the Indenture dated as of October 17, 2003.
107	Filing Fee Table.
__________
†Incorporated by reference as indicated.
*We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments and agreements setting forth the terms or relating to the issuance of any securities, (iii) any additional required opinions of counsel (and consents thereto) with respect to legality of the securities offered hereby and (iv) any required opinion of counsel (and consent thereto) as to certain tax matters relative to the securities offered hereby.
Item 17.Undertakings.
(a)Each of the undersigned registrants hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
PART II-4
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration
Fee” table, as applicable, in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-
effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule
415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in
Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the
PART II-5
undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section
15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Securities Act of
1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture
Act.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on
February 6, 2026.
HALLIBURTON COMPANY
By:/s/ Jeffrey A. Miller
Name:Jeffrey A. Miller
Title:Chairman of the Board, President and Chief
Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below appoints Van H. Beckwith, Pamela Taylor, Rebekkah Emerson and
Sarah Rubenfeld, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each with full power to act with or without the others and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments
(including post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform in the name and on behalf of each the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 6, 2026.

Signature	Title
/s/ Jeffrey A. Miller Jeffrey A. Miller	Chairman of the Board, Director, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Eric J. Carre Eric J. Carre	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ Stephanie S. Holzhauser Stephanie S. Holzhauser	Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

/s/ Abdulaziz F. Al Khayyal Abdulaziz F. Al Khayyal	Director
/s/ William E. Albrecht William E. Albrecht	Director

/s/ M. Katherine Banks M. Katherine Banks	Director
/s/ Alan M. Bennett Alan M. Bennett	Director
/s/ Earl M. Cummings Earl M. Cummings	Director
/s/ Murry S. Gerber Murry S. Gerber	Director
/s/ Timothy A. Leach Timothy A. Leach	Director
/s/ Robert A. Malone Robert A. Malone	Director
/s/ J. Shannon Slocum J. Shannon Slocum	Director
/s/ Maurice S. Smith Maurice S. Smith	Director
/s/ Janet L. Weiss Janet L. Weiss	Director
/s/ Tobi M. Edwards Young Tobi M. Edwards Young	Director
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on
February 6, 2026.
HALLIBURTON OPERATIONS FINANCE COMPANY,
LLC
By:/s/ Eric J. Carre
Name:Eric J. Carre
Title:President
POWER OF ATTORNEY
Each person whose signature appears below appoints Van H. Beckwith, Pamela Taylor, Rebekkah Emerson and
Sarah Rubenfeld, and each of them severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each with full power to act with or without the others and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments
(including post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform in the name and on behalf of each the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 6, 2026.

Signature	Title
/s/ Eric J. Carre Eric J. Carre	President
(Principal Executive Officer)

/s/ Timothy M. McKeon Timothy M. McKeon	Manager, Senior Vice President and Treasurer
(Principal Financial Officer)

/s/ Stephanie S. Holzhauser Stephanie S. Holzhauser	Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

/s/ Sandy N. Domingo Sandy N. Domingo	Manager
/s/ Marc de Louw Marc de Louw	Manager